SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☐

Filed by a party other than the registrant ☒

Check the appropriate box:

☒ Preliminary proxy statement.

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive proxy statement.

☐ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

BREEZE-EASTERN CORPORATION
(Name of Registrant as Specified in its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
WYNNEFIELD CAPITAL MANAGEMENT, LLC
WYNNEFIELD CAPITAL, INC.
CHANNEL PARTNERSHIP II, L.P.
NELSON OBUS
JOSHUA H. LANDES
GOLDSMITH & HARRIS INCORPORATED
GOLDSMITH & HARRIS ASSET MANAGEMENT, LLC
GOLDSMITH & HARRIS CAPITAL APPRECIATION
PHILIP W. GOLDSMITH
JAY R. HARRIS
ARMAND B. ERPF

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of filing fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ANNUAL MEETING OF STOCKHOLDERS OF
BREEZE-EASTERN CORPORATION

PROXY STATEMENT OF
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. AND
GOLDSMITH & HARRIS INCORPORATED AND THEIR RESPECTIVE AFFILIATES

To Our Fellow Stockholders:

This proxy statement and the enclosed [GOLD] proxy card are being furnished to stockholders of Breeze-Eastern Corporation (the “Company”) in connection with the solicitation of proxies by Wynnefield Partners Small Cap Value, L.P. (“Wynnefield Partners LP”) and Goldsmith & Harris Incorporated (“Goldsmith & Harris”) and their respective affiliates (collectively, “the Soliciting Group”, “we” or “us”) to be used at the 2007 annual meeting of stockholders of the Company, including any adjournments or postponements thereof and any meeting held in lieu thereof (the “2007 Annual Meeting”). The 2007 Annual Meeting is scheduled to be held on ______, _________, 2007, at _______________________________________, at _____ a.m., local time. This proxy statement and the [GOLD] proxy card are first being furnished to stockholders on or about ___________, 2007.

THIS SOLICITATION IS BEING MADE BY THE SOLICITING GROUP AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY (THE “BOARD”).

We are soliciting your proxy for the 2007 Annual Meeting in support of the following proposals:

(1)
To elect William H. Alderman, Frederick Wasserman, Jay R. Harris, and Russell M. Sarachek (collectively, the “Nominees”) to serve as directors of the Company until the next annual meeting or until their respective successors have been duly elected and qualified; and

(2)	To consider and act upon such other matters as may properly come before the 2007 Annual Meeting or any adjournments, postponements or continuations thereof

The Company has disclosed that the record date for determining stockholders entitled to notice of and to vote at the 2007 Annual Meeting is the close of business on _________, 2007 (the “Record Date”). Stockholders of record at the close of business on the Record Date will be entitled to vote at the 2007 Annual Meeting. According to the Company's proxy statement for the 2007 Annual Meeting, as of the Record Date, there were __________ shares of common stock, $0.01 par value per share (the “Common Stock”) outstanding and entitled to vote at the 2007 Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock the stockholder holds.

The Soliciting Group beneficially owns and/or has the right to vote, in the aggregate, _____ Common Shares, representing approximately ___% of the Company’s outstanding Common Shares as of the Record Date, collectively, more than any other stockholder. The Soliciting Group intends to vote such Common Shares FOR the election of our Nominees, and FOR the candidates who have been nominated by the Company other than _____________, __________, ___________ and __________.

OUR NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL STOCKHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF THE COMPANY CAN BEST BE EXPRESSED THROUGH THE ELECTION OF OUR NOMINEES. ACCORDINGLY, THE SOLICITING GROUP URGES YOU TO VOTE YOUR [GOLD] PROXY CARD FOR OUR NOMINEES.

As explained in the detailed instructions on your [GOLD] proxy card, there are [two] [three] ways you may vote. You may:

1. If your shares are registered in your own name, sign, date and return the enclosed [GOLD] proxy card directly to the Soliciting Group in the enclosed postage-paid envelope, or to the Company, with a photostatic copy to the Soliciting Group c/o MacKenzie Partners, Inc. at the address set forth on the back cover. We recommend that you vote on the [GOLD] proxy card even if you plan to attend the 2007 Annual Meeting.

If your shares are held in the name of a brokerage firm, bank, or nominee on the Record Date, only such brokerage firm, bank, or nominee can vote such shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the [GOLD] proxy card on your behalf. Please do this for each account you maintain to ensure that all of your shares are voted. The Soliciting Group urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of such instructions to the Soliciting Group at the address set forth on the back cover, so that the Soliciting Group is aware of all instructions and can attempt to ensure that such instructions are followed.

2. Vote in person by attending the 2007 Annual Meeting. Written ballots will be distributed to stockholders who wish to vote in person at the 2007 Annual Meeting. If you hold your shares through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the meeting

[3. Electronic voting, if accepted by the Company.]

WE URGE YOU NOT TO SIGN ANY [WHITE] PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY VOTED THE [WHITE] PROXY CARD, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED [WHITE] PROXY BY SIGNING AND RETURNING A LATER-DATED [GOLD] PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE SOLICITING GROUP OR TO THE SECRETARY OF THE COMPANY.

HOLDERS OF SHARES AS OF THE RECORD DATE ARE URGED TO SUBMIT A [GOLD] PROXY CARD EVEN IF YOUR SHARES WERE SOLD AFTER THE RECORD DATE. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY THAT INSTITUTION CAN VOTE THOSE SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO SIGN AND RETURN ON YOUR BEHALF THE [GOLD] PROXY CARD AS SOON AS POSSIBLE.

The Soliciting Group has retained MacKenzie Partners, Inc. to assist the Soliciting Group in communicating with stockholders in connection with the proxy solicitation and to assist in efforts to obtain proxies and will pay them a fee of $15,000, plus expenses, for their services. If you have any questions about executing your [GOLD] proxy, or if you require assistance, please contact:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016

Call Collect: (212) 929-5500
or
Call Toll−Free: 1-800-322-2885
E-Mail: proxy@MacKenziepartners.com

INTRODUCTION

At the 2007 Annual Meeting, [up to] eight persons will be elected as directors of the Company. Each person elected as a director is elected to hold office until the annual meeting following this election and until his or her respective successor shall have been duly elected and qualified.

We have provided written notice to the Company of our intent to nominate four directors, William H. Alderman, Frederick Wasserman, Jay R. Harris, and Russell M. Sarachek, for election to the Board at the 2007 Annual Meeting, and are soliciting your proxy in support of our election. We believe our Nominees are highly qualified individuals based on their extensive business and professional experience. If a quorum is present at the 2007 Annual Meeting, our nominees will be elected if they receive the affirmative votes of a plurality of the votes cast.

In the event the Company purports to increase the number of directorships pursuant to its bylaws, or otherwise increases the number of directors to be elected at the Annual Meeting, we reserve the right to nominate additional persons as directors to fill any vacancies created by the increase or to fill any additional positions on the Board which the Company’s stockholders shall vote on at the Annual Meeting.

REASONS TO VOTE

FOR THE SOLICITING GROUP’S NOMINEES

For the reasons set forth in detail below, the Soliciting Group has lost confidence in the ability and willingness of the Company’s Board to oversee the management of the Company and to maximize value for the benefit of all its stockholders. We are nominating William H. Alderman, Frederick Wasserman, Jay R. Harris, and Russell M. Sarachek as directors because we believe that there are shortcomings in the Company’s current strategic plan that need to be immediately addressed. The background of our Nominees is included in the section of this proxy statement entitled Proposal 1: Election of Directors.

Summary

The Soliciting Group is greatly concerned about the Company’s highly leveraged financial condition and the Company’s future strategic direction. In the opinion of the Soliciting Group, the current Board has not adequately performed its duties of overseeing the conduct of Company’s business and has allowed management free rein. Among other failures, the current Board has failed to implement, or require management to implement, a viable short-term and long-term business plan for the Company which would significantly de-leverage the Company and improve its earnings. As a result, we have lost any faith we had in the current Board’s ability to improve stockholder value. Our Nominees will represent the interests of all stockholders, not just management, and will seek to enhance stockholder value through an aggressive program of debt reduction that management committed to in connection with the sale of shares in February, 2006.

The Soliciting Group is also very concerned about the high levels of outside director compensation that is being paid by the Company. The Soliciting Group believes that the outside director compensation is excessive, given the size of the Company and its financial performance, and should be significantly reduced.

Company’s Strategic Plan

In the early 1990’s, management of the Company, which was then known as TransTechnology Corporation, was replaced as a result of a proxy fight. The new management, under the leadership of its then Chief Executive Officer, proceeded to sell off a number of profitable businesses and then in the late 1990’s, engaged in a series of ill-conceived acquisitions of various specialty fastener companies. As a result of unfavorable equity market conditions, such acquisitions were financed through the incurrence of ever-increasing high yield debt by the Company, resulting in the Company becoming very highly leveraged. Saddled with a heavy debt load in the early 2000’s, and the subject of an investigation conducted by the Newark, New Jersey office of the Attorney General, with respect to its overhaul and repair operations, the Company was forced to engage in a series of divestitures in order to service its debt load. After the divestiture program, the Company was left primarily with its remaining business, the former Breeze-Eastern division. By the end of 2005, the Company still had long-term debt payable to banks and others, including current maturities, of over $59 million. In the meantime, the Company’s ex-Chief Executive Officer, who had presided over the financial decline of the Company, received in fiscal year 2003 over $1.5 million dollars in severance payments. A number of the current members of the Company’s Board are holdovers from this period.

In February 2006, the Company began to take positive steps to address its financial condition and sold 2,500,000 shares of common stock in a private placement to a small number of shareholders, including members of the Soliciting Group. In order to sell the stock and in its February 17, 2006 press release announcing the issuance, the Company confirmed that it would use the funds for general corporate purposes, including the repayment of the most expensive tranche in the Company’s credit facility and reduction of other debt under the facility in order to strengthen the Company’s balance sheet. Thereafter, in May 2006, the Company refinanced its existing credit facility with a new $50.0 million credit facility, allowing the Company to reduce its blended cost of debt.

However, instead of pursuing its announced strategy focused on debt reduction, management of the Company abruptly changed course and on December 11, 2006, in a series of public and private meetings with significant stockholders announced that it was going to pursue a new strategic plan for the Company focused instead on growing the business through aggressive bidding on opportunities that may be available outside the core business, in the equipment handling area. A number of the Company’s largest stockholders and the investment community at large reacted adversely to the new direction that the Company proposed to take, as a result of which the Company’s stock price dropped each day for a twelve day period, from $12.00 on December 11, 2006 to $10.29 on December 26, 2006. During the Company’s January 25, 2007 earnings conference call, several significant stockholders, including members of the Soliciting Group. questioned management regarding its shift in strategic planning.

In response to the negative response of stockholders to the strategic planning shift, on February 2, 2007, the Company announced that the Board of Directors had unanimously approved a new five year strategic plan for the Company. The new strategic plan again virtually revised the management plan announced in December 2006, and set forth a modified approach, providing that the Company would selectively pursue opportunities for increased penetration in niche markets while striving to reduce the levels of the Company’s debt. Based on the current assumptions underlying the strategic plan, the Company indicated that it anticipates paying off $5 to $7 million of debt in fiscal year 2008 with commensurate pay downs in succeeding fiscal years.

The Soliciting Group believes that the new strategic plan is a pallid step in the right direction and is still inadequate. The Soliciting Group believes that the Company’s debt must still be significantly reduced and until that is accomplished, the Company should not be pursuing significant new growth initiatives. The priority of the Board should be to ensure that management is taking all steps necessary to de-leverage the Company’s balance sheet and pay off the Company’s high debt load. The focus of the Company’s strategic plan should be on improving the financial condition of the Company, including the maximization of the usage of the Company’s net operating losses and getting to financial position where the Company’s equity exceeds its debt.

The Soliciting Group believes that the current Board has not exercised sufficient oversight over management. The election of our Nominees to the Board will add to the Board persons with substantial financial expertise, business acumen and commitment to stockholders, and who will provide independent oversight of management and direction for improving the Company’s performance and building stockholder value.

Director Compensation

The Soliciting Group is also concerned about the extremely high level of compensation the Company pays to its outside directors. Directors who are not employees of the corporation or any of its subsidiaries receive an annual retainer of $60,000, paid one-half in cash and one-half in Common Stock in the form of a restricted stock award. The Soliciting Group believes that, given the size of the Company and its mediocre financial performance, this compensation is excessive, and should be significantly reduced. Specifically, the Soliciting Group believes that director compensation should be cut in half. The Soliciting Group’s nominees are committed to reducing the compensation paid to directors, making it more aligned with the interests of stockholders and, if approved by the Board for all outside directors, have confirmed their willingness to accept 50% of the amount of current compensation paid to outside directors.

WE BELIEVE THE ELECTION OF THE SOLICITING GROUP’S NOMINEES WILL PROVIDE THE COMPANY WITH ABLE PERSONS TO ASSIST AND ADVISE MANAGEMENT IN ADDRESSING CONCERNS IN THE AREAS OF STRATEGIC PLANNING AND CORPORATE FINANCIAL STRUCTURE. IF THE SOLICITING GROUP’S NOMINEES ARE ELECTED TO THE BOARD, THEY WILL PRESS THE COMPANY TO TAKE STEPS TO REDUCE DEBT AND INCREASE STOCKHOLDER VALUE AND WILL EXERT MORE OVERSIGHT OVER MANAGEMENT.

Background to the Solicitation

In light of recent developments, members of the Soliciting Group individually became increasingly concerned about the effectiveness of the Board and its failure to control and provide proper direction of management. In March 2007, representatives of Wynnefield Partners LP and Goldsmith & Harris and other stockholders met to discuss their concerns over the Company’s direction and lack of Board oversight and to discuss appropriate responses. On April 2, 2007, Wynnefield Partners LP, Goldsmith & Harris, Terrier Partners and their respective affiliates entered into a voting agreement, formed a group (the “Group”) and filed a joint Schedule 13D with the Securities and Exchange Commission (the "SEC")  for the primary purpose of nominating four directors to the Company’s Board and voting their shares of the Company in favor of their nominees.

On April 18, 2007, the Group sent a joint notice (“Nomination Letter”) to the Company confirming their intention to nominate four Nominees for election as directors at the Company’s 2007 Annual Meeting. On April 24, 2007, the Group filed an amendment to the Schedule 13D identifying the Nominees by name and disclosing the delivery of the Nomination Letter to the Company.

On April 24, 2007, representatives of the Group and their Nominees met with certain members of the Company’s Board in New York City at which time, each of the Nominees presented their credentials. The Group and Board members then discussed possible amicable resolutions of the Group’s demand for representation on the Board. These discussions ultimately did not prove productive. The Board remains unwilling to commit to any specific proposal to meet the Group’s concerns and demand for Board representation. As a result, the Soliciting Group feels it has no alternative choice but to proceed with its nominations and the solicitation of proxies for their election.

On May 16, 2007, the Group filed an amendment to the Schedule 13D with respect to the withdrawal of Terrier Partners from the Group to pursue a separate course of action.

In moving forward with their nominations of the Nominees to the Board, the Soliciting Group is seeking to bring a level of accountability, focus and discipline to the Board that has been sorely lacking, and increase value for all of the stockholders of the Company.

Our Nominees are committed to promptly addressing the critical issues facing the Company and, if elected, will seek to ensure that management delivers on its plans and commitments to reduce debt and enhance value for all stockholders. Given management’s disappointing track record, we believe that it is in the best interest of all Company stockholders that the Soliciting Group’s Nominees be elected at the Annual Meeting so that they may promptly begin working constructively with management and the Company’s other directors to deliver improved financial results and implement a strategy to create value for all stockholders.

We believe that your voice in the future of the Company can best be expressed through the election of our Nominees. Accordingly, we urge you to vote your [GOLD] proxy card FOR the election to the Board of William H. Alderman, Frederick Wasserman, Jay R. Harris, and Russell M. Sarachek.

YOUR VOTE IS IMPORTANT.

IN ORDER TO CONVINCE MANAGEMENT TO FOLLOW THE RECOMMENDATIONS OF THE OUTSIDE STOCKHOLDERS TO IMPLEMENT A VIABLE STRATEGIC PLAN AND TO STRENGTHEN THE COMPANY’S FINANCIAL STRUCTURE, WE URGE YOU TO ELECT OUR NOMINEES TO THE BOARD. IT IS DESIRABLE THAT THE OUTSIDE STOCKHOLDERS VOTE TO ELECT THE NOMINEES BY AS LARGE A VOTE AS POSSIBLE SO YOUR VOICE WILL BE HEARD.

THE SOLICITING GROUP STRONGLY RECOMMENDS THAT YOU VOTE TO PROTECT YOUR INTEREST AS A STOCKHOLDER OF THE COMPANY BY SIGNING, DATING, AND RETURNING THE [GOLD] PROXY CARD TODAY.

About the Soliciting Group

The solicitation of proxies is made by Wynnefield Partners LP and Goldsmith & Harris and their respective affiliates and the Nominees to the Board.

The business address of Wynnefield Partners LP and its affiliates is 450 Seventh Avenue, Suite 509, New York, New York 10123. The affiliates of Wynnefield Partners are Wynnefield Partners Small Cap Value, L.P. I, a Delaware limited partnership (“Wynnefield Partners I”); Wynnefield Small Cap Value Offshore Fund, Ltd., a private investment company organized under the laws of the Cayman Islands (“Wynnefield Offshore”); Wynnefield Capital Management, LLC, a New York limited liability company that is the general partner of Wynnefield Partners LP and Wynnefield Partners I (“WCM”); Wynnefield Capital, Inc., a Delaware corporation (“WCI”) that is the sole investment manager of Wynnefield Offshore; Channel Partnership II, L.P., a limited partnership (“Channel”); Joshua H. Landes, as vice-president of WCI and co-managing member of WCM; and Nelson Obus, individually and as president of WCI, co-managing member of WCM and general partner of Channel.

The business address of Goldsmith & Harris and its affiliates is 80 Pine Street New York, New York 10005. The affiliates of Goldsmith & Harris are Goldsmith & Harris Capital Appreciation LLC, Goldsmith & Harris Capital Asset Management LLC, Philip W. Goldsmith, Jay R. Harris (one of the director nominees) and Armand B. Erpf.

Additional information concerning the Soliciting Group is set forth below under the heading “Certain Information Regarding the Participants and Nominees.”

PROPOSAL 1

ELECTION OF THE SOLICITING GROUP’S NOMINEES

The Board currently consists of eight members, all of which are standing for election at the Annual Meeting.

At the Annual Meeting, the Soliciting Group will seek to elect William H. Alderman, Frederick Wasserman, Jay R. Harris, and Russell M. Sarachek, each of whom have consented to being named in this Proxy Statement and to serving as a director if elected, to fill four of the eight open director seats, in opposition to ________, _________, ___________ and _________, four of the Company’s nominees. William H. Alderman, Frederick Wasserman, Jay R. Harris, and Russell M. Sarachek will be elected if they receive a plurality of the votes cast. The eight persons receiving the highest number of votes will be elected to the Board. The Company’s proxy statement provides that abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Proxies withholding authority to vote for the Nominees and broker non-votes will not count as affirmative votes for the Nominees. If elected, the Nominees would be entitled to serve until the next annual meeting of the Company’s stockholders.

You must sign and return the Group's [GOLD] proxy card to vote for Messrs. Alderman, Wasserman, Harris and Sarachek.

Name, Age and Business Address	Present Principal Occupation or Employment and Business Experience During Last Five Years; Current Directorships

William H. Alderman 44 years old 50 Washington Street, Seventh Floor South Norwalk, CT 06854
Mr. Alderman has over 15 years experience providing investment banking services to the aerospace and defense industry with expertise in financings, and mergers and acquisitions. Mr. Alderman is the President of Alderman & Company where he represents some of the world’s most respected aerospace and defense companies. Mr. Alderman started his career at Bankers Trust Company and has held senior positions in investment management and corporate development at GE Capital, Aviation Sales Company, and most recently as Managing Director of the aviation investment banking practice of Fieldstone. Mr. Alderman received a M.B.A. from J.L. Kellogg Graduate School of Management in 1989 and is also a graduate of Kenyon College and the Taft School. Mr. Alderman also serves as a director of Teamstaff, Inc.

Frederick Wasserman 52 years old 4 Nobadeer Drive Princeton, NJ 08534
Mr. Wasserman is currently a financial management consultant. Until December 31, 2006, Mr. Wasserman was the Chief Operating/Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of the German specialty gift maker, from 2001 to 2005. Mr. Wasserman held several positions, including Chief Financial Officer and President with Goebel of North America in 2001. Prior to Goebel, Mr. Wasserman held several positions, including Interim President and full-time Chief Financial Officer with Papel Giftware from 1995 to 2001. He has also served in senior executive and managerial roles at Chelsea Marketing and Sales and The Score Board, Inc. Mr. Wasserman spent the first 13 years of his career in the public accounting profession, serving at Most, Horowitz & Company; Coopers & Lybrand; and Richard A. Eisner & Company. Mr. Wasserman also serves as a director of Acme Communications, Inc., Allied Defense Group, Inc., and Teamstaff, Inc. Mr. Wasserman received a B.S. in Economics from The Wharton School of the University of Pennsylvania in 1976 where he majored in Accounting.

Jay R. Harris 72 years old c/o Goldsmith & Harris, Inc. 80 Pine Street New York, NY 10005
Since 1982 Mr. Harris has served as the President and co-founder of Goldsmith & Harris, Inc., a broker-dealer; providing investment research to institutional and professional investors and administering an investment advisory operation.  From 2000 to 2006, Mr. Harris served as a director of American Vanguard Corporation, an agricultural chemical company.  In the early 1980’s, Mr. Harris served as a director of UTL Corporation, a defense electronics company.  After a decade or more working in the chemical industry, Mr. Harris served as Vice President Investment Research with Goldman Sachs for the 10 years ending 1978. Mr. Harris received a Bachelor of Chemical Engineering from Cornell University in 1956, a M.B.A. from Wharton School of Business in 1959 and a L.L.B. from New York University in 1967.

Russell M. Sarachek 43 years old c/o Contra Capital Management, LLC 350 Madison Avenue, 8th Fl. New York, NY 10017
Since 2002, Mr. Sarachek has been the managing director of Contra Capital Management, a value based investment advisor, providing research and investment services with respect to industrial, technology and consumer industries. From 1992 through 2003, Mr. Sarachek held various positions, including Executive Vice President and director of mergers and acquisitions, with Groupe Schneider, a global leader in the manufacture and distribution of electrical equipment and industrial controls. From 1986 through 1992, Mr. Sarachek served as an investment banker at Lazard Freres & Co., with clients in the aerospace, industrial, media and financial services sectors.

Each of the Nominees has consented to serve as a director until the expiration of his respective term and until such Nominee’s successor has been elected and qualified or until the earlier resignation or removal of such Nominee. We have no reason to believe that any of the Nominees named above will be disqualified or unable or unwilling to serve if elected. However, if any of the Nominees is unable to serve or for good cause will not serve, proxies may be voted for another person nominated by us to fill the vacancy.

In the event the Company purports to increase the number of nominees to be elected at the annual meeting pursuant to its bylaws, we reserve the right to nominate such number of additional persons as directors as necessary to fill any vacancies created by the increase and to vote the [GOLD] proxies in favor of the election of such nominees.

If any of Messrs. Alderman, Wasserman, Harris and Sarachek are unable to serve as directors, Philip W. Goldsmith, Max Batzer and Jeffrey S. Tullman, the named proxies on the attached [GOLD] card, or their designees, will vote for the election of an alternative nominee as may be proposed by the Soliciting Group.

PROPOSAL 2

OTHER MATTERS TO BE CONSIDERED
AT THE 2007 ANNUAL MEETING

[We are not aware of any other proposals to be brought before the 2007 Annual Meeting, other than the ratification of Auditors.] Should other proposals be brought before the 2007 Annual Meeting, the persons named as proxies in the enclosed [GOLD] proxy card will vote on such matters in their discretion.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS AND NOMINEES

Neither any Soliciting Group member nor any Nominee, nor any associate of any Soliciting Group member or any Nominee has any interest in the matters to be voted upon at the Annual Meeting, other than an interest, if any, as a stockholder of the Company or, with respect to the Nominees, as a nominee for director.

Except as otherwise described herein, neither any Soliciting Group member, any Nominee, nor any associate of any Soliciting Group member or any Nominee is now, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies).

Wynnefield Partners LP and certain of its affiliates are parties to a stock purchase agreement dated February 15, 2006, with respect to a private placement of the Company’s common stock. Pursuant to the terms of such agreement, Wynnefield Partners LP agreed that it would refrain from purchasing any additional securities of the Company upon receipt of a notice from the Company that the Company had determined that additional acquisitions of the Company’s securities may subject the utilization of the Company’s net operating losses to Section 382 limitations under the Internal Revenue Code. On June 14, 2007, Wynnefield Partners LP and certain of its affiliates received such a notice from the Company and will abide by its contractual obligations to refrain from purchasing any additional securities of the Company until it requests and receives written approval from the Company in accordance with the terms of the agreement.

Except as otherwise described herein, neither any Soliciting Group member, any Nominee, nor any associate of any Soliciting Group member or any Nominee: (1) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $120,000; (2) has borrowed any funds for the purpose of acquiring or holding any securities of the Company; (3) has any arrangement or understanding with any person regarding any future employment by the Company or its affiliates, or any future transaction to which the Company or any of its affiliates will or may be a party; or (4) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.

Additional information concerning the Soliciting Group and the Nominees, including, but not limited to, beneficial ownership of and transactions in the Common Stock, is set forth in Appendices A and B hereto. Each of the individuals listed in Appendix A is a citizen of the United States.

OTHER MATTERS

The Company’s proxy statement, when mailed, is expected to contain information regarding: (1) securities ownership of certain beneficial owners and management; (2) meetings and committees of the Board; (3) the background of the Company’s nominees for the Board; (4) the compensation and remuneration paid and payable to the Company's directors and management; (5) voting procedures, including the share vote required for approval or election, at the Annual Meeting; (6) the submission of stockholder proposals at the Company’s next annual meeting of stockholders; and (7) information regarding fees and services of the Company’s independent auditors. The Soliciting Group has no knowledge of the accuracy or completeness of the Company’s disclosures in its proxy materials.

SOLICITATION; EXPENSES

Proxies may be solicited by the Soliciting Group by mail, advertisement, telephone, facsimile, and personal solicitation. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward the Soliciting Group’s solicitation material to their customers for whom they hold shares and the Soliciting Group will reimburse them for their reasonable out-of-pocket expenses.

The Soliciting Group has retained MacKenzie Partners, Inc., to assist in the solicitation of proxies and for related services. The Soliciting Group will pay MacKenzie Partners, Inc. a retainer of $15,000 for its services and has agreed to reimburse it for its reasonable out-of-pocket expenses. The Soliciting Group has agreed to indemnify MacKenzie Partners, Inc. against certain liabilities and expenses, including certain liabilities under the federal securities laws. The Securities and Exchange Commission deems such indemnification to be against public policy. Approximately ____ employees of MacKenzie Partners, Inc. will be involved in the solicitation of proxies.

The entire expense of preparing, assembling, printing, and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by the Soliciting Group.

Although no precise estimate can be made at the present time, the Soliciting Group currently estimates that the total expenditures relating to the Proxy Solicitation incurred by the Soliciting Group will be approximately $______, of which approximately $______ has been incurred to date. The Soliciting Group intends to seek reimbursement from the Company for those expenses incurred by the Soliciting Group in connection with this Proxy Solicitation, if any or all of our Nominees are elected, but does not intend to submit the question of such reimbursement to a vote of the stockholders.

VOTING AND REVOCATION OF PROXIES

For the proxy solicited hereby to be voted, the enclosed [GOLD] proxy card must be signed, dated, and returned to the Soliciting Group c/o MacKenzie Partners, Inc., in the enclosed envelope in time to be voted at the Annual Meeting. If you wish to vote for the Nominees, you must submit the enclosed [GOLD] proxy card and must NOT submit the Company’s [WHITE] proxy card. If you have already returned the Company’s [WHITE] proxy card, you have the right to revoke it as to all matters covered thereby signing, dating, and mailing the enclosed [GOLD] proxy card. If you later vote on the Company’s proxy card (even if it is to withhold authority to vote for the Company’s nominee), you will revoke your previous vote for the Nominees. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING. WE URGE YOU NOT TO RETURN ANY [WHITE] PROXY CARD SENT TO YOU BY THE COMPANY.

If your shares are held in the name of a brokerage firm, bank, or nominee, only such brokerage firm, bank, or nominee can vote such shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the [GOLD] proxy card on your behalf. You should also promptly sign, date, and mail the voting instruction form (or [GOLD] proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank, or nominee on the Annual Meeting Record Date, you will need to give appropriate instructions to such institution if you want to revoke your proxy. IF YOU DO NOT GIVE INSTRUCTIONS TO YOUR BROKER OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED

Execution of a [GOLD] proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by: (i) filing with the Secretary of the Company a later dated written revocation; (ii) submitting a duly executed proxy bearing a later date to the Soliciting Group or to the Company; or (iii) attending and voting at the Annual Meeting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

Although a revocation will be effective only if delivered to the Company, the Soliciting Group requests that either the original or a copy of all revocations be mailed to the Soliciting Group c/o MacKenzie Partners, Inc., so that the Soliciting Group will be aware of all revocations and can more accurately determine if and when the requisite proxies for the election of the Nominees as directors have been received. The Soliciting Group may contact stockholders who have revoked their proxies.

Shares of Common Stock represented by a valid, unrevoked [GOLD] proxy card will be voted as specified. Shares represented by a [GOLD] proxy card where no specification has been made will be voted FOR the Nominees.

Except as set forth in this Proxy Statement, the Soliciting Group is not aware of any other matter to be considered at the Annual Meeting. The person named as proxy on the enclosed [GOLD] proxy card will, however, have discretionary voting authority as such proxy regarding any other business that may properly come before the Annual Meeting. The proxy may exercise discretionary authority only as to matters unknown to the Soliciting Group a reasonable time before this Proxy Solicitation.

Only holders of record of Common Stock on the Annual Meeting Record Date will be entitled to vote at the Annual Meeting. If you are a stockholder of record on the Annual Meeting Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell such shares after the Annual Meeting Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Annual Meeting Record Date, or grant a proxy to vote such shares on the [GOLD] proxy card, even if you sell such shares after such date.

The Soliciting Group believes that it is in your best interest to elect the Nominees as directors at the Annual Meeting. THE SOLICITING GROUP STRONGLY RECOMMENDS A VOTE FOR THE NOMINEES.

ADDITIONAL INFORMATION

The Soliciting Group has filed with the SEC statements on Schedule 13D and various amendments thereto which contain information in addition to that furnished herein. These Schedules 13D and any amendments thereto may be accessed free of charge at the website maintained by the SEC at www.sec.gov and from the Public Reference Section of the SEC located at 100 F Street N.E. Washington, D.C. 20549.

If you have any questions, require assistance in voting your [GOLD] proxy card, or need additional copies of the Soliciting Group’s proxy materials, please call MacKenzie Partners, Inc. at the phone numbers listed below:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
Call Collect: (212) 929-5500
or
Call Toll Free: (800) 322-2885

APPENDIX A

The following table sets forth for the Soliciting Group and their affiliates the number of shares of the Company’s common stock (if any) beneficially owned by such person.

Identity of Affiliates of Wynnefield Partners LP

1.	Wynnefield Small Cap Value Offshore Fund, Ltd. (“Wynnefield Offshore”)

2.	Wynnefield Small Cap Value, L.P. I (“Wynnefield Partners I”)

3.	Wynnefield Capital Management, LLC (“WCM”)

4.	Wynnefield Capital, Inc. (“WCI”)

5.	Channel Partnership II, L.P. (“Channel”)

6.	Mr. Nelson Obus

7.	Mr. Joshua Landes

Direct Beneficial Ownership by Wynnefield Partners LP and its Affiliates

Name	Number of Shares	Approximate Percentage of Outstanding Shares(1)
Wynnefield Partners LP	528,933	5.7%
Wynnefield Offshore	784,255	8.4%
Wynnefield Partners I	719,445	7.7%
Channel	38,400	0.4%
Total	2,071,033	22.3%

(1) Based upon 9,290,421 shares of  Common Stock outstanding as of June 1, 2007, as set forth in the Company’s report on Form 10-K for the year ended March 31, 2007, filed with the Securities and Exchange Commission on June 14, 2007.

Relationship Between Wynnefield Partners LP and its Affiliates

WCM is the sole general partner of Wynnefield Partners LP and Wynnefield Partners I and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the shares of common stock of the Company (the “Shares”) that Wynnefield Partners LP and Wynnefield Partners I beneficially own. WCM, as the sole general partner of Wynnefield Partners LP and Wynnefield Partners I, has the sole power to direct the voting and disposition of the Shares that Wynnefield Partners LP and Wynnefield Partners I beneficially own. Nelson Obus and Joshua Landes are the co-managing members of WCM and, accordingly, each of Messrs. Obus and Landes may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the Shares that WCM may be deemed to beneficially own.

Each of Messrs. Obus and Landes, as co-managing members of WCM, shares with the other the power to direct the voting and disposition of the Shares that WCM may be deemed to beneficially own. WCI is the sole investment manager of Wynnefield Offshore and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the Shares that Wynnefield Offshore beneficially owns.

WCI, as the sole investment manager of Wynnefield Offshore, has the sole power to direct the voting and disposition of the Shares that Wynnefield Offshore beneficially owns. Messrs. Obus and Landes are executive officers of WCI and, accordingly, each of Messrs. Obus and Landes may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the Shares that WCI may be deemed to beneficially own. Each of Messrs. Obus and Landes, as executive officers of WCI, shares with the other the power to direct the voting and disposition of the Shares that WCI may be deemed to beneficially own.

Mr. Obus is the sole general partner of Channel and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the Shares that Channel may be deemed to beneficially own. Mr. Obus, as the general partner of Channel, has the sole power to direct the voting and disposition of the Shares beneficially owned by Channel.

Identity of Affiliates of Goldsmith & Harris

1.	Goldsmith & Harris Capital Appreciation LLC (“GHCA”)

2.	Goldsmith & Harris Capital Asset Management LLC (“GHAM”)

3.	Philip W. Goldsmith

4.	Jay R. Harris

5.	Armand B. Erpf

Direct Beneficial Ownership by Goldsmith & Harris and its Affiliates

Name	Number of Shares	Approximate Percentage of Outstanding Shares(1)
Goldsmith & Harris	10	Less than 0.1%
GHCA	128,501	1.4%
Philip W. Goldsmith	24,490	0.2%
Jay R. Harris	193,500	2.1%
Total	1,134,974	12.2%

(1) Based upon 9,290,421 Shares outstanding as of June 1, 2007, as set forth in the Company’s report on Form 10-K for the year ended March 31, 2007, filed with the SEC on June 14, 2007.

Relationship Between Goldsmith & Harris and its Affiliates

Goldsmith & Harris may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the Shares by virtue of its investment discretion over and the power to dispose or to direct the disposition of accounts of its clients that hold 761,573 Shares.

GHAM may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the 67,703 Shares held by GHCA by virtue of its position as investment advisor of GHCA.

Each of Messrs. Harris and Goldsmith may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of Shares that Goldsmith & Harris may be deemed to beneficially own through their positions as President and Chairman, respectively, of Goldsmith & Harris by virtue of its investment discretion over and the power to dispose or to direct the disposition of accounts of its clients that hold 761,573 Shares.

Each of Messrs. Harris, Goldsmith and Erpf may be deemed to be the indirect beneficial owners (as that term is defined under Rule 13d-3 under the Exchange Act) of Shares that GHAM may be deemed to beneficially own through their positions as Managing Directors of GHAM, a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, through which they share investment discretion and voting control over the 67,703 Shares held by GHCA.

Mr. Harris may also be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of 24,900 Shares through family-related accounts, over which neither Goldsmith & Harris nor GHAM has investment discretion or voting control.

Mr. Goldsmith may also be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of 8,000 Shares through family-related accounts, over which neither Goldsmith & Harris nor GHAM has investment discretion or voting control.

Reference is made to the Schedule 13D filing of the Soliciting Group, as amended, for a more complete description of the beneficial ownership interests of the respective parties.

The following table contains a summary of the total number of Shares (if any) beneficially owned, directly or indirectly, by the Nominees:

Nominee	Number of Shares	Approximate Percentage of Outstanding Shares (1)
Jay R. Harris	1,108,484(2)	12.0%
William H. Alderman	0	-
Frederick Wasserman	0	-
Russell M. Sarachek	136,310(3)	1.5%

(1)
Based upon 9,290,421 Shares outstanding as of June 1, 2007, as set forth in the Company’s report on Form 10-K for the period ended March 31, 2007, filed with the Securities and Exchange Commission on June 14, 2007.

(2)
Includes (i) 761,583 Shares that Mr. Harris may be deemed to be the indirect beneficial owner of (as that term is defined under Rule 13d-3 under the Exchange Act) through his position as President of Goldsmith & Harris, Inc. by virtue of him sharing investment discretion over and the power to dispose or to direct the disposition of accounts of its clients that own Shares; (ii) 128,501 Shares that Mr. Harris may be deemed to be the indirect beneficial owner of (as that term is defined under Rule 13d-3 under the Exchange Act) through his position as Managing Director of Goldsmith & Harris Asset Management, LLC, through which he shares investment discretion and voting control over the Shares held by Goldsmith & Harris Capital Appreciation, LLC; and (iii) 24,900 Shares that Mr. Harris may be deemed to be the indirect beneficial owner of (as that term is defined under Rule 13d-3 under the Exchange Act) through family-related accounts, over which Mr. Harris exercises investment discretion or voting control.

(3)
Comprised of (i) 34,700 Shares that Mr. Sarachek may be deemed to be the indirect beneficial owner of (as that term is defined under Rule 13d-3 under the Exchange Act) by virtue of him having sole investment discretion and voting control over the Shares held by Contra Capital Management, LLC of which he is the sole managing member; and (ii) 101,610 Shares that Mr. Sarachek may be deemed to be the indirect beneficial owner of (as that term is defined under Rule 13d-3 under the Exchange Act) by virtue of him having sole investment discretion and voting control over the Shares held by UT Special Opportunities Fund, L.P., of which he is the sole investment manager.

APPENDIX B

TRADING ACTIVITY OF THE NOMINEES AND THE SOLICITING GROUP

The following table contains a summary description of all purchases and sales of Shares of the Company, if any, effected within the past two years by or on behalf of the Nominees or the Soliciting Group. None of the purchase price or market value of these shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities:

Nominee	No. of Shares	Action	Date
Jay R. Harris	400	Purchase	11/18/2005
	10,000	Purchase	11/21/2005
	500	Purchase	02/21/2006
	33,000	Purchase	05/16/2006
	54,900	Purchase	06/07/2006
	16,700	Purchase	09/05/2006
	3,300	Purchase	09/07/2006
	700	Purchase	10/18/2006

Nominee	No. of Shares	Action	Date

Russell M. Sarachek	10,000	Purchase	05/02/2006
	10,000	Purchase	05/05/2006
	1,450	Sale	05/25/2006
	1,000	Purchase	06/12/2006
	1,550	Sale	07/17/2006
	2,500	Sale	07/20/2006
	1,000	Sale	08/03/2006
	2,000	Sale	08/04/2006
	500	Sale	12/01/2006
	200	Sale	12/07/2006
	10,000	Purchase	03/21/2007
	10	Purchase	03/29/2007
	1,600	Purchase	03/30/2007
	8,000	Purchase	03/30/2007
	2,700	Purchase	04/02/2007
	3,000	Purchase	04/10/2007
	5,000	Purchase	04/20/2007
	2,300	Purchase	06/05/2007
	90,900	Purchase	06/13/2007

Holder	No. of Shares	Action	Date
GHCA	15,500	Purchase	10/13/2006
	11,600	Purchase	10/17/2006
	700	Purchase	11/03/2006
	1,666	Purchase	11/07/2006
	7,600	Purchase	11/09/2006
	700	Purchase	11/13/2006
	100	Sale	12/21/2006
	2,700	Sale	12/22/2006
	300	Sale	12/27/2006
	6,800	Sale	01/03/2007
	3,000	Sale	01/25/2007
	500	Sale	01/26/2007
	200	Sale	02/05/2007
	762	Sale	02/08/2007
	3,400	Sale	02/09/2007
	11,801	Sale	02/12/2007
	9,600	Sale	02/15/2007
	14,100	Sale	02/16/2007
	50,000	Purchase	06/11/2007
	10,798	Purchase	06/13/2007

Holder	No. of Shares	Action	Date
Goldsmith & Harris *	6,400	Purchase	10/03/2005
	7,008	Purchase	10/04/2005
	7,000	Purchase	10/06/2005
	20,600	Purchase	10/14/2005
	5,500	Purchase	10/19/2005
	4,500	Purchase	10/20/2005
	2,500	Sale	11/03/2005
	1,000	Purchase	11/17/2005
	10,000	Purchase	11/18/2005
	58,500	Purchase	11/21/2005
	5,000	Purchase	01/10/2006
	5,000	Purchase	02/22/2006
	5,000	Sale	02/22/2006
	250	Sale	02/24/2006
	2,500	Sale	02/27/2006
41,700	Purchase	02/28/2006
6,250	Sale	02/28/2006
1,015	Purchase	03/29/2006
3,000	Purchase	04/25/2006
10,000	Purchase	04/26/2006
32,500	Purchase	04/27/2006
5,000	Purchase	05/02/2006
500	Sale	05/08/2006
10,000	Purchase	05/11/2006
6,000	Purchase	05/15/2006
14,000	Purchase	05/16/2006
1,400	Sale	05/19/2006
6,700	Sale	05/24/2006
4,500	Sale	05/25/2006
2,500	Sale	05/26/2006
110,700	Purchase	06/07/2006
1200	Sale	06/07/2006
1,800	Purchase	06/13/2006
3,600	Purchase	06/15/2006
22,200	Purchase	06/23/2006
3,500	Sale	06/23/2006
15,200	Sale	06/29/2006
600	Purchase	08/28/2006
1,000	Purchase	08/30/2006
300	Sale	09/01/2006
2,100	Purchase	09/05/2006
1,700	Sale	09/07/2006
150	Sale	09/15/2006
3,700	Purchase	10/18/2006
5,000	Sale	10/18/2006
300	Purchase	10/19/2006
1,000	Sale	10/20/2006
300	Sale	10/23/2006
3,700	Purchase	10/24/2006
3,700	Sale	10/24/2006
300	Purchase	10/27/2006
200	Purchase	11/07/2006
2,200	Purchase	01/18/2007
2,300	Sale	01/18/2007
1,500	Sale	04/09/2007
1,000	Sale	05/17/2007
50,000	Purchase	06/11/2007
10,798	Purchase	06/13/2007

* Purchases and Sales effected through Goldsmith & Harris Brokerage Account for their own account or for customers.

Holder	No. of Shares	Action	Date
Philip Goldsmith	5,000	Purchase	04/26/2006
	2,000	Purchase	05/16/2006
	1,500	Sale	05/30/2006
	1,000	Purchase	06/07/2006

Holder	No. of Shares	Action	Date
Wynnefield Partners LP	7,100	Purchase	06/20/2005
	14,300	Purchase	07/25/2005
	6,600	Purchase	10/10/2005
	2,000	Purchase	10/12/2005
	12,400	Purchase	10/14/2005
	41,400	Purchase	01/10/2006
	178,833	Purchase	02/17/2006
	60,000	Purchase	06/11/2007
	71,000	Purchase	06/13/2007
	5,000	Purchase	06/14/2007

Wynnefield Partners I	9,800	Purchase	06/20/2005
	18,900	Purchase	07/25/2005
	9,100	Purchase	10/10/2005
	2,700	Purchase	10/12/2005
	1,295	Purchase	10/13/2005
	17,100	Purchase	10/14/2005
	4,000	Purchase	10/17/2005
	1,100	Purchase	10/18/2005
	57,000	Purchase	01/10/2006
	268,250	Purchase	02/17/2006
	82,800	Purchase	06/11/2007
	123,000	Purchase	06/13/2007

Wynnefield Offshore	9,100	Purchase	06/20/2005
	19,500	Purchase	07/25/2005
	9,300	Purchase	10/10/2005
	2.800	Purchase	10/12/2005
	15,900	Purchase	10/14/2005
	11.905	Purchase	10/19/2005
	65,600	Purchase	01/10/2006
	323,750	Purchase	02/17/2006
	95,000	Purchase	06/11/2007
	140,000	Purchase	06/13/2007

Channel	28,400	Purchase	09/29/2005

FORM OF [GOLD] PROXY CARD

2007 ANNUAL MEETING OF STOCKHOLDERS OF BREEZE-EASTERN CORPORATION

THIS PROXY IS SOLICITED BY WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. AND GOLDSMITH & HARRIS INCORPORATED AND THEIR RESPECTIVE AFFICIATES (“SOLICITING GROUP”).

The undersigned hereby appoints Philip Goldsmith, Max Batzer and Jeffrey S. Tullman, and each of them, as attorneys and proxies, each with power of substitution and revocation, to vote in the name of and as proxy for the undersigned at the 2007 Annual Meeting of Stockholders of Breeze-Eastern Corporation (the “Company”) to be held on ___________, 2007 at ______ at ____ and at any adjournments, postponements or continuations thereof, according to the number of votes that the undersigned would be entitled to cast if personally present on the following matter:

THE SOLICITING GROUP STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SOLICITING GROUP’S NOMINEES LISTED IN PROPOSAL 1.

PROPOSAL 1.

ELECTION OF DIRECTORS - To elect as directors of the Company: William H. Alderman, Frederick Wasserman, Jay R. Harris, and Russell M. Sarachek

FOR ___ WITHHOLD ___ FOR ALL EXCEPT _______________________

The Soliciting Group intends to use this proxy to vote (i) FOR Messrs. Alderman, Wasserman, Harris, and Sarachek and (ii) FOR the persons who have been nominated by the Company to serve as directors, other than ________,__________,__________ and _________, for whom the Soliciting Group is NOT seeking authority to vote for and WILL NOT exercise any such authority. To withhold authority to vote for the election of Messrs. Alderman, Wasserman, Harris, and Sarachek and all candidates nominated by the Company, place an X next to “Withhold.” To withhold authority to vote for the election of one or more nominees, including Messrs. Alderman, Wasserman, Harris, and Sarachek and those candidates nominated by the Company, place an X next to “For All Except” and write the name of such nominee(s) below. You should refer to the proxy statement and form of proxy distributed by the Company for the names, background, qualifications and other information concerning the Company’s nominees.

______________________________________
There is no assurance that any of the Company’s nominees will serve as directors if Messrs. Alderman or Wasserman or Harris or Sarachek are elected to the Board. In the event that one or more of the Soliciting Group’s Nominees is elected and that one or more of the Company’s nominees declines to serve with such Nominee or Nominees, the Bylaws of the Company provide that director vacancies may be filled by majority vote of the directors then in office.

PROPOSAL 2.

OTHER MATTERS.

In their discretion, the proxies are authorized to vote upon such other business as may be properly presented to the meeting or any adjournment, postponement or continuation thereof, and is unknown to the proxies and their representatives a reasonable time before the proxy solicitation.

IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified, this proxy will be voted “FOR” the election of William H. Alderman, Frederick Wasserman, Jay R. Harris, and Russell M. Sarachek as director and “FOR” the persons who have been nominated by the Company to serve as directors, other than ________, __________, __________ and _________. This proxy revokes all prior proxies given by the undersigned.

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting, or any adjournments, postponements or continuations thereof, as provided in the proxy statement provided herewith. The proxy may exercise discretionary authority only as to matters unknown to the Soliciting Group a reasonable time before the proxy solicitation.

Please sign exactly as your name appears hereon or on your proxy card previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _______________________________, 2007

(Signature)

(Signature, if jointly held)

Title:

PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY.